Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-264302) on Form S-8 of our report dated March 20, 2023, with respect to the consolidated financial statements of Cepton, Inc.

/s/ KPMG LLP
Santa Clara, California
March 20, 2023